SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                              August 23, 2000
                      -------------------------------
                     (Date of earliest event reported)


                               Nogatech, Inc.
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           (Exact name of Registrant as specified in its charter)


     Delaware                 000-30635                    770525268
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   (State of            (Commission File No.)          (IRS Employer
   Incorporation)                                      Identification No.)


             5201 Great America Parkway - Santa Clara, CA   95054
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        (Address of principal executive offices, including zip code)


                               (408) 562-6200
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            (Registrant's telephone number, including area code)


       -------------------------------------------------------------
       (Former name or former address, if changed since last report)




Item 5.        Other Events

               On August 23, 2000 Nogatech, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Zoran Corporation, a Delaware corporation ("Zoran") and Zoom Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Zoran ("Sub"). Under the Agreement, as more fully described in the press release filed herewith, Sub will merge with and into the Company, each share of common stock of the Company will be converted into 0.166 shares of common stock of Zoran, and each share of common stock of Sub will be converted into one share of common stock of the Company, which will become a wholly-owned subsidiary of Zoran. Outstanding options to acquire the Company common stock will be converted into Zoran options, and each outstanding option to acquire one share of the Company common stock will become an option to acquire 0.166 shares of Zoran common stock. The Agreement has been approved by the respective Boards of Directors of the Company and Zoran, and the transactions contemplated thereby are subject to the approval of the shareholders of the Company and other customary closing conditions. The acquisition contemplated by the Agreement will be accounted for as a purchase and is intended to qualify as a tax-free reorganization.

               A copy of the press release announcing the signing of the Plan of Merger is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.        Financial Statements and Exhibits

               (c) Exhibits

               Exhibit No.      Description

               99.1             Press Release of Nogatech and Zoran, dated
                                August 24, 2000.


                                 SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             NOGATECH, INC.


                                             By: /s/ YARON GARMAZI
                                             Name:  Yaron Garmazi
                                             Title: Chief Financial Officer

Dated: August __, 2000


                             INDEX TO EXHIBITS



Exhibit No.            Description
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99.1                   Press Release of Nogatech and Zoran.